Exhibit 10.2

Crixus BH3 Sponsor LLC

819 NE 2nd Avenue, Suite 500

Fort Lauderdale, Florida 33304

September 26, 2023

Ladies and Gentlemen:

Reference is made to (i) the revised definitive proxy statement filed by Crixus BH3 Acquisition Company (the “SPAC”) with the Securities and Exchange Commission (“SEC”) on September 6, 2023 pursuant to which the SPAC is seeking to extend its termination date to July 31, 2024 (which will be supplemented on or about the date hereof to also seek to permit the conversion of Class B Common Stock (as defined below) to SPAC Class A common stock, par value $0.0001 per share, at any time or from time to time at the election of the holder) (as may be amended and/or supplemented from time to time, the “Proxy Statement”); (ii) the Investment Agreement dated October 4, 2021 (the Investment Agreement”) by and among the SPAC, Crixus BH3 Sponsor LLC (the “Sponsor”) and you and/or one or more of your affiliates; and (iii) a proposed Purchase Agreement (the “Purchase Agreement”) to be entered into between the Sponsor and a new sponsor partner (the “Acquiror”) on or about the date hereof pursuant to which, at the closing of the transactions contemplated thereby (the “Transactions”), the Acquiror would, among other things, (A) replace management and the majority of the board of directors of the SPAC, (B) acquire (1) not less than 2/3 of the aggregate number of outstanding shares of SPAC Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) held by the Sponsor and the “anchor investors” and (2) 65% of the outstanding private placement warrants of the SPAC held by the Sponsor, for an aggregate purchase price payable to the Sponsor of $16,288.27 and (C) reimburse the Sponsor for the most recent extension payment made to the Company’s trust account in the amount of $175,440.72. For purposes of this Agreement, the sale and transfer of the Class B Common Stock and the SPAC private placement warrants held by the Sponsor shall be referred to herein as the “Sponsor Transfer.”

By countersigning this letter agreement (“Agreement”), you hereby (i) agree, when and as directed by the Sponsor in connection with the closing of the Transactions, to sell, transfer and/or assign (or cause the sale, transfer and/or assignment) to the Acquiror (or an affiliate thereof) (in each case, as directed by Sponsor) of all of your right, title and interest in and to the number of shares of the Class B Common Stock set forth next to your name on the signature page hereto (the “Subject Shares”) (which such number of Subject Shares represent approximately 2/3 of the total number of shares of Class B Common Stock held by you and/or your affiliates); (ii) represent and warrant that on the date hereof and on the closing date of the Transactions you and/or your affiliates (x) are the legal, record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of, and have good and valid title to, the Subject Shares, and there exist no liens or any other limitation or restriction on transfer with respect to the Subject Shares (other than applicable securities laws and any transfer restrictions set forth in the Investment Agreement) and (y) are not party to any option, warrant, equity right, purchase right or other contract or commitment that would require you and/or your affiliates to offer, sell, transfer or otherwise offer or dispose of the Subject Securities (other than this Agreement); and (iii) acknowledge that (x) your entry into this Agreement is a material inducement for the Sponsor to enter into the Purchase Agreement and (y) if the Purchase Agreement is not entered into, and the Transactions are not consummated, the Sponsor may cause the SPAC to cease all operations except for the purposes of winding up. Upon your request following the closing of the Transactions, the Sponsor shall pay to you $0.0043 per Subject Share.

In order to induce you to enter into this Agreement, the Sponsor hereby represents and warrants to you that, substantially concurrently with the execution of this Agreement, (i) the Purchase Agreement shall provide that upon transfer of the Class B Common Stock to the Acquiror upon the closing of the Transactions, such Class B Common Stock shall become subject to substantially the same restrictions on Transfer (as defined in the Investment Agreement) as those set forth in Section 5.1 of the Investment Agreement; (ii) the Sponsor has entered into separate agreements with each of its other “anchor investors” in respect of the transfer of the same percentage of shares of Common Stock held by each anchor investor (or its affiliates) on substantially the same terms and conditions as those set forth in this Agreement (each such other agreement, an “Other Agreement”), which Other Agreements will remain in effect through and including the closing of the Transactions; (iii) except as set forth herein, no consideration, cash or otherwise, has been, is being or will be offered or made available to any such other “anchor investor” in connection with the execution of any Other Agreement, unless the same shall have been offered to you on the same terms; (iv) the economic and other material terms of the Other Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement are with respect to you and (v) no Other Agreement has been or will be amended or modified in any material respect following the date of this Transfer Agreement, except to the extent you shall have been offered substantially the same benefits of such amendment or modification (economic or otherwise).

The Sponsor agrees to notify you promptly if, to its knowledge, any of the foregoing representations and warranties are or become not true and correct in all respects through the time of the closing of the Transactions, or if the Sponsor Transfer is not consummated concurrently with the closing of the Transactions. Notwithstanding anything herein to the contrary, to the extent that (i) the Transactions are not consummated by October 16, 2023, (ii) the Sponsor Transfer is not consummated concurrently with the closing of the Transactions, or (iii) any of the Sponsor’s representations and warranties in this paragraph are not true and correct in all respects, the Sponsor acknowledges and agrees that this Agreement and your obligations hereunder shall automatically and immediately terminate.

By acknowledging this Agreement, the SPAC hereby waives any restrictions on Transfer contained in the Investment Agreement with respect to the transfer of Subject Shares to the Acquiror in connection with the Transactions.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Pages Follow]

Very truly yours,

CRIXUS BH3 SPONSOR LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED (solely with respect to the waiver of the Restrictions on Transfer set forth in the Investment Agreement):

CRIXUS BH3 ACQUISITION COMPANY

By:
Name:
Title:

[Signature Page to Anchor Purchase Agreement]

Acknowledged and Agreed:

[NAME OF ANCHOR INVESTOR]

By:
Name:
Title:

Number of Subject Shares to be transferred: